        Distribution and Service Plan and Agreement

                            With

             OppenheimerFunds Distributor, Inc.

                   For Class N Shares of

              Oppenheimer Multi Cap Value Fund

This  Distribution  and  Service  Plan  and  Agreement  (the
"Plan")  is dated as of the 8th day of  November,  2002,  by and between  Oppenheimer  Multi Cap Value Fund (the  "Fund")
and OppenheimerFunds Distributor, Inc. (the "Distributor").

1.    The   Plan.   This   Plan   is  the   Fund's   written
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distribution  and  service  plan for  Class N shares  of the
Fund (the  "Shares"),  contemplated  by Rule 12b-1 as it may be  amended  from  time  to  time  (the  "Rule")  under  the
Investment  Company Act of 1940 (the "1940  Act"),  pursuant to which the Fund will  compensate the  Distributor  for its services in connection with the distribution of Shares,  and
the  personal   service  and   maintenance   of  shareholder
accounts that hold Shares ("Accounts").  The Fund may act as distributor  of  securities  of  which  it  is  the  issuer, pursuant to the Rule,  according  to the terms of this Plan.
The terms and  provisions of this Plan shall be  interpreted and defined in a manner  consistent  with the provisions and definitions  contained  in (i) the 1940 Act,  (ii) the Rule,
(iii)  Rule  2830  of the  Conduct  Rules  of  the  National
Association of Securities  Dealers,  Inc., or any applicable amendment  or  successor  to such  rule (the  "NASD  Conduct
Rules")  and  (iv)  any  conditions   pertaining  either  to
distribution-related  expenses or to a plan of  distribution to which  the Fund is  subject  under any order on which the
Fund relies,  issued at any time by the U.S.  Securities and
Exchange Commission ("SEC").

2.    Definitions.  As  used  in this  Plan,  the  following
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terms shall have the following meanings:

      (a)   "Recipient" shall mean any broker,  dealer, bank
or  other   person  or  entity   which:   (i)  has  rendered
assistance  (whether direct,  administrative or both) in the
distribution  of  Shares  or  has  provided   administrative
support  services  with  respect to Shares held by Customers
(defined  below) of the  Recipient;  (ii) shall  furnish the
Distributor  (on behalf of the Fund)  with such  information as the Distributor  shall reasonably  request to answer such questions as may arise  concerning  the sale of Shares;  and
(iii)  has  been  selected  by the  Distributor  to  receive payments under the Plan.

      (b)   "Independent  Trustees"  shall mean the  members
of the  Fund's  Board of  Trustees  who are not  "interested persons"  (as  defined  in the 1940 Act) of the Fund and who have  no  direct  or  indirect  financial  interest  in  the operation of this Plan or in any agreement  relating to this
Plan.

      (c)   "Customers"  shall mean such  brokerage or other
customers  or  investment  advisory  or other  clients  of a
Recipient,  and/or  accounts  as  to  which  such  Recipient provides  administrative  support services or is a custodian or other fiduciary.

      (d)   "Qualified  Holdings"  shall  mean,  as  to  any
Recipient,  all Shares owned  beneficially  or of record by:
(i) such Recipient, or (ii) such Recipient's Customers,  but in no event  shall any such  Shares be deemed  owned by more than one  Recipient  for purposes of this Plan. In the event that more than one person or entity would otherwise  qualify as Recipients as to the same Shares,  the Recipient which is the dealer of record on the Fund's  books as  determined  by the  Distributor  shall be deemed the  Recipient  as to such
Shares for purposes of this Plan.

3.    Payments   for    Distribution    Assistance    and
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Administrative Support Services.
-------------------------------

      (a)   Payments to the  Distributor.  In  consideration
            ----------------------------
of the payments  made by the Fund to the  Distributor  under this Plan,  the  Distributor  shall  provide  administrative support  services  and  distribution  services  to the Fund.
Such   services   include   distribution    assistance   and
administrative  support services rendered in connection with
Shares  (1) sold in  purchase  transactions,  (2)  issued in exchange for shares of another  investment company for which the  Distributor  serves as distributor or  sub-distributor, or (3) issued pursuant to a plan of  reorganization to which the  Fund  is a  party.  If  the  Board  believes  that  the
Distributor  may not be rendering  appropriate  distribution assistance or administrative  support services in connection with  the  sale of  Shares,  then  the  Distributor,  at the request  of  the  Board,  shall  provide  the  Board  with a written  report  or other  information  to  verify  that the
Distributor  is  providing   appropriate  services  in  this
regard. For such services,  the Fund will make the following payments to the Distributor:

            (i) Administrative  Support Service Fees. Within
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forty-five  (45) days of the end of each  calendar  quarter, the Fund  will  make  payments  in the  aggregate  amount of
0.25%  on  an  annual  basis  of  the  average  during  that calendar  quarter of the  aggregate  net asset  value of the
Shares  computed as of the close of each  business  day (the
"Service Fee").  Such Service Fee payments received from the
Fund  will   compensate   the   Distributor   for  providing
administrative  support  services  with respect to Accounts.
The  administrative  support  services  in  connection  with
Accounts  may  include,  but shall not be  limited  to,  the administrative  support services that a Recipient may render as described in Section 3(b)(i) below.

            (ii) Distribution  Assistance Fees (Asset-Based
                 -------------------------------------------
Sales  Charge).  Within  ten  (10)  days  of the end of each
--------------
month,  the Fund will make payments in the aggregate  amount of  0.02083%  (0.25%  on an  annual  basis)  of the  average during the month of the  aggregate net asset value of Shares
computed  as  of  the  close  of  each   business  day  (the
"Asset-Based  Sales Charge").  Such Asset-Based Sales Charge
payments   received  from  the  Fund  will   compensate  the
Distributor   for  providing   distribution   assistance  in
connection with the sale of Shares.

            The  distribution   assistance  services  to  be
rendered by the  Distributor  in connection  with the Shares may  include,  but shall not be limited  to, the  following:
(i) paying sales commissions to any broker,  dealer, bank or other  person or entity  that sells  Shares,  and/or  paying such  persons  "Advance  Service Fee  Payments"  (as defined below) in advance of, and/or in amounts  greater  than,  the amount provided for in Section 3(b) of this Agreement;  (ii)
paying  compensation  to and  expenses of  personnel  of the
Distributor   who   support   distribution   of   Shares  by
Recipients;  (iii)  obtaining  financing or  providing  such financing from its own resources, or from an affiliate,  for the interest and other borrowing costs of the  Distributor's unreimbursed  expenses  incurred in  rendering  distribution
assistance  and  administrative   support  services  to  the
Fund;  and (iv)  paying  other  direct  distribution  costs, including without  limitation the costs of sales literature, advertising and prospectuses  (other than those prospectuses
furnished   to  current   holders   of  the  Fund's   shares
("Shareholders"))   and  state   "blue   sky"   registration
expenses.

(b)   Payments to Recipients.  The Distributor is authorized
      ----------------------
under   the  Plan  to  pay   Recipients   (1)   distribution
assistance  fees for  rendering  distribution  assistance in connection  with the sale of Shares  and/or (2) service fees for rendering  administrative  support services with respect to Accounts.  However, no such payments shall be made to any
Recipient  for any quarter in which its  Qualified  Holdings do not  equal or  exceed,  at the end of such  quarter,  the minimum amount ("Minimum Qualified Holdings"),  if any, that may  be  set  from  time  to  time  by  a  majority  of  the
Independent   Trustees.   All  fee  payments   made  by  the
Distributor   hereunder   are   subject  to   reduction   or
chargeback  so that the  aggregate  service fee payments and
Advance  Service  Fee  Payments  do not exceed the limits on payments to Recipients  that are, or may be,  imposed by the
NASD Conduct Rules.  The  Distributor may make Plan payments to any  "affiliated  person" (as defined in the 1940 Act) of the  Distributor if such  affiliated  person  qualifies as a
Recipient  or  retain  such  payments  if  the   Distributor
qualifies as a Recipient.

            In  consideration  of the  services  provided by
Recipients,  the Distributor may make the following payments to Recipients:

            (i)   Service   Fee.   In    consideration    of
                  -------------
administrative  support  services  provided  by a  Recipient during  a  calendar  quarter,  the  Distributor  shall  make service fee  payments to that  Recipient  quarterly,  within forty-five  (45) days of the end of each  calendar  quarter, at a rate  not to  exceed  0.25% on an  annual  basis of the average  during the calendar  quarter of the  aggregate  net asset  value of  Shares,  computed  as of the  close of each
business  day,   constituting   Qualified   Holdings   owned
beneficially  or of  record  by  the  Recipient  or  by  its
Customers for a period of more than the minimum  period (the
"Minimum  Holding  Period"),  if any,  that  may be set from time to time by a majority of the Independent Trustees.

            Alternatively,  the Distributor may, at its sole
option,  make the  following  service  fee  payments  to any
Recipient quarterly,  within forty-five (45) days of the end
of  each  calendar   quarter:   (A)  "Advance   Service  Fee
Payments"  at a rate  not to  exceed  0.25%  of the  average during  the  calendar  quarter  of the  aggregate  net asset value of Shares,  computed  as of the close of  business  on
the  day  such  Shares  are  sold,   constituting  Qualified
Holdings,  sold by the  Recipient  during  that  quarter and owned  beneficially  or of record by the Recipient or by its
Customers,  plus (B) service  fee  payments at a rate not to exceed  0.25% on an annual  basis of the average  during the calendar  quarter  of  the  aggregate  net  asset  value  of
Shares,  computed  as of the  close  of each  business  day, constituting  Qualified  Holdings owned  beneficially  or of record by the  Recipient or by its Customers for a period of more than one (1) year.  At the  Distributor's  sole option,
Advance  Service  Fee  Payments  may be made more often than quarterly,  and sooner than the end of the calendar quarter.
In the event  Shares are  redeemed  less than one year after the date such Shares were sold,  the  Recipient is obligated to and  will  repay  the  Distributor  on  demand a pro rata portion of such Advance  Service Fee Payments,  based on the ratio of the time such Shares were held to one (1) year.

            The   administrative   support  services  to  be
rendered by Recipients  in connection  with the Accounts may include,  but  shall  not  be  limited  to,  the  following:
answering routine inquiries  concerning the Fund,  assisting
in  the   establishment   and  maintenance  of  accounts  or
sub-accounts  in the Fund and  processing  Share  redemption
transactions,   making  the  Fund's   investment  plans  and
dividend  payment  options  available,  and  providing  such other  information  and  services  in  connection  with  the rendering of personal  services  and/or the  maintenance  of
Accounts,  as the  Distributor  or the Fund  may  reasonably request.

            (ii)  Distribution  Assistance Fee (Asset-Based
                  ------------------------------------------
Sales   Charge)   Payments.    Irrespective   of   whichever
--------------------------
alternative   method  of  making  service  fee  payments  to
Recipients is selected by the  Distributor,  the Distributor may, at its sole option,  make  distribution  assistance fee payments  to each  Recipient  quarterly,  within  forty-five
(45) days after the end of each calendar quarter,  at a rate not to  exceed  0.25%  on an  annual  basis  of the  average during  the  calendar  quarter  of the  aggregate  net asset value of Shares  computed  as of the close of each  business day constituting  Qualified  Holdings owned  beneficially or of record by the  Recipient or its Customers for a period of more than one (1) year.

            The  distribution  assistance  to be rendered by
the  Recipients  in  connection  with the sale of Shares may include,  but  shall  not  be  limited  to,  the  following:
distributing  sales literature and  prospectuses  other than
those   furnished   to   current   Shareholders,   providing
compensation  to and paying  expenses  of  personnel  of the
Recipient  who  support  the  distribution  of Shares by the
Recipient,   and  providing  such  other   information   and
services in connection  with the  distribution  of Shares as the Distributor or the Fund may reasonably request.

      (c)   A majority of the  Independent  Trustees  may at
any time or from time to time (i)  increase or decrease  the rate  of  fees  to be  paid  to  the  Distributor  or to any
Recipient,  but not to exceed  the  rates  set forth  above, and/or (ii) direct the  Distributor  to increase or decrease any Minimum  Holding  Period,  any  maximum  period set by a majority of the Independent  Trustees during which fees will be paid on  Shares  constituting  Qualified  Holdings  owned
beneficially   or  of  record  by  a  Recipient  or  by  its
Customers  (the  "Maximum  Holding   Period"),   or  Minimum
Qualified   Holdings.   The  Distributor  shall  notify  all
Recipients  of  any  Minimum  Qualified  Holdings,   Maximum
Holding   Period  and  Minimum   Holding   Period  that  are
established  and the rate of payments  hereunder  applicable
to  Recipients,   and  shall  provide  each  Recipient  with
written  notice  within thirty (30) days after any change in these  provisions.  Inclusion of such provisions or a change in  such  provisions  in a  supplement  or  amendment  to or revision  of the  prospectus  of the Fund  shall  constitute sufficient notice.

      (d)   The  Service  Fee  and  the  Asset-Based   Sales
Charge on Shares are  subject to  reduction  or  elimination under  the  limits  to  which  the  Distributor  is,  or may become, subject under the NASD Conduct Rules.

      (e)   Under  the  Plan,  payments  may also be made to
Recipients:  (i) by OppenheimerFunds,  Inc. ("OFI") from its own resources  (which may include  profits  derived from the advisory  fee it  receives  from the  Fund),  or (ii) by the
Distributor  (a subsidiary of OFI),  from its own resources, from Asset-Based  Sales Charge payments or from the proceeds of its borrowings,  in either case, in the discretion of OFI or the Distributor, respectively.

      (f)   Recipients  are intended to have certain  rights
as  third-party  beneficiaries  under this Plan,  subject to the  limitations  set forth below. It may be presumed that a
Recipient   has   provided   distribution    assistance   or
administrative   support  services  qualifying  for  payment
under the Plan if it has  Qualified  Holdings of Shares that entitle  it to  payments  under  the  Plan.  If  either  the
Distributor or the Board believe that,  notwithstanding  the
level  of  Qualified  Holdings,   a  Recipient  may  not  be
rendering appropriate  distribution assistance in connection with the sale of Shares or  administrative  support services for Accounts,  then the  Distributor,  at the request of the
Board,  shall  require  the  Recipient  to provide a written report or other  information  to verify that said  Recipient is  providing  appropriate  distribution  assistance  and/or services in this regard.  If the Distributor or the Board of
Trustees  still is not  satisfied  after the receipt of such report,  either may take appropriate  steps to terminate the
Recipient's status as a Recipient under the Plan,  whereupon
such  Recipient's   rights  as  a  third-party   beneficiary
hereunder   shall   terminate.    Additionally,   in   their
discretion a majority of the Fund's Independent  Trustees at any  time  may  remove  any  broker,  dealer,  bank or other person or entity as a Recipient,  whereupon such person's or entity's  rights as a third-party  beneficiary  hereof shall terminate.  Notwithstanding  any  other  provision  of  this
Plan,  this  Plan does not  obligate  or in any way make the
Fund liable to make any payment  whatsoever to any person or
entity  other  than   directly  to  the   Distributor.   The
Distributor  has no  obligation  to pay any Service  Fees or
Distribution   Assistance  Fees  to  any  Recipient  if  the
Distributor  has not  received  payment of  Service  Fees or
Distribution Assistance Fees from the Fund.

4.    Selection and Nomination of Trustees.  While this Plan
      ------------------------------------
is in effect,  the selection and nomination of persons to be
Trustees  of the Fund who are not  "interested  persons"  of the Fund  ("Disinterested  Trustees")  shall be committed to the  discretion  of the  incumbent  Disinterested  Trustees.
Nothing  herein shall  prevent the  incumbent  Disinterested
Trustees from  soliciting  the views or the  involvement  of others in such  selection or nomination as long as the final decision on any such  selection  and  nomination is approved by a majority of the incumbent Disinterested Trustees.

5.    Reports.  While this Plan is in effect,  the Treasurer
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of the Fund  shall  provide  written  reports  to the Fund's
Board for its review,  detailing  the amount of all payments made under this Plan and the purpose for which the  payments were made.  The  reports  shall be provided  quarterly,  and shall  state  whether  all  provisions  of Section 3 of this
Plan have been complied with.

6.    Related  Agreements.  Any  agreement  related  to this
      -------------------
Plan shall be in writing and shall  provide  that:  (i) such agreement may be terminated at any time,  without payment of any  penalty,  by a vote of a  majority  of the  Independent
Trustees  or by a vote of the  holders of a  "majority"  (as defined  in the 1940 Act) of the Fund's  outstanding  voting
Class N shares;  (ii) such termination  shall be on not more than sixty  days'  written  notice to any other party to the
agreement;   (iii)  such   agreement   shall   automatically
terminate  in the event of its  "assignment"  (as defined in the 1940  Act);  (iv) such  agreement  shall go into  effect when  approved  by a vote of the Board  and its  Independent
Trustees cast in person at a meeting  called for the purpose of voting on such agreement;  and (v) such agreement  shall, unless  terminated  as herein  provided,  continue in effect from  year to year  only  so  long  as such  continuance  is specifically  approved  at least  annually  by a vote of the
Board  and its  Independent  Trustees  cast in  person  at a
meeting   called   for  the   purpose   of  voting  on  such
continuance.

7.    Effectiveness,    Continuation,   Termination   and
      ------------------------------------------------------
Amendment.  This  Plan  has been  approved  by a vote of the
Board and of its  Independent  Trustees  cast in person at a meeting  called on  October  21,  2002,  for the  purpose of voting  on this Plan and  shall  take  effect as of the date first set forth  above.  Unless  terminated  as  hereinafter provided,  it shall  continue in effect until renewed by the
Board in accordance  with the Rule and thereafter  from year to year or as the Board may otherwise  determine but only so long as such  continuance is specifically  approved at least annually  by  a  vote  of  the  Board  and  its  Independent
Trustees cast in person at a meeting  called for the purpose of voting on such continuance.

      This Plan may not be  amended to  increase  materially
the amount of payments  to be made under this Plan,  without approval  of the Class N  Shareholders  at a meeting  called for  that  purpose  and  all  material  amendments  must  be approved  by a vote  of  the  Board  and of the  Independent
Trustees.

      This Plan may be  terminated  at any time by a vote of
a majority  of the  Independent  Trustees  or by the vote of the holders of a "majority"  (as defined in the 1940 Act) of the Fund's  outstanding  Class N voting shares. In the event of such termination,  the Board and its Independent Trustees shall determine  whether the  Distributor  shall be entitled to payment  from the Fund of all or a portion of the Service
Fee  and/or  the  Asset-Based  Sales  Charge in  respect  of
Shares sold prior to the effective date of such termination.

8.    Disclaimer of Shareholder and Trustee  Liability.  The
      ------------------------------------------------
Distributor  understands  that the  obligations  of the Fund under  this  Plan  are  not  binding  upon  any  Trustee  or shareholder of the Fund  personally,  but bind only the Fund and the Fund's property.  The Distributor represents that it has notice of the provisions of the  Declaration of Trust of the Fund disclaiming  shareholder and Trustee  liability for acts or obligations of the Fund.

                                    Oppenheimer   Multi  Cap
      Value Fund

                                         /s/ Robert G. Zack
                                    By:
                              -----------------------------
                                         Robert G. Zack
                                         Secretary

                                    OppenheimerFunds
      Distributor, Inc.

                                         /s/   Katherine  P.
Feld
                                    By:
                              -----------------------------
                                         Katherine P. Feld
                                         Vice President